UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hines Global Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Additional information about the annual meeting of stockholders to be held on Wednesday, September 9, 2020

On August 26, 2020, Hines Global Income Trust, Inc. (“Hines Global”) issued the following press release related to a change to a virtual-only format for its 2020 Annual Meeting of Stockholders to be held on Wednesday, September 9, 2020 at 9:00 a.m. Central Time. The following press release supplements Hines Global’s Proxy Statement and other proxy materials, including the Notice of 2020 Annual Meeting of Stockholders that accompanies the Proxy Statement, first mailed to stockholders on or about June 26, 2020.

The press release is being filed as supplemental proxy material with the U.S. Securities and Exchange Commission and made available to stockholders on or about August 26, 2020.
THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND OTHER PROXY
MATERIALS.

HINES GLOBAL INCOME TRUST ANNOUNCES VIRTUAL-ONLY FORMAT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

(HOUSTON) – Hines Global Income Trust, Inc. (“Hines Global”) announced today that its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be held as a virtual-only meeting on the previously announced date and time of Wednesday, September 9, 2020 at 9 a.m., Central time in light of the public health impact of the novel coronavirus (COVID-19) pandemic. Hines Global intends to return to an in-person format for future annual meetings of stockholders.

Stockholders of record at the close of business on June 12, 2020 (the “Record Date”) (or their proxy holders) who attend the virtual Annual Meeting and have not already authorized a proxy to vote by mail, telephone or internet, or who wish to withdraw their proxies and vote at the virtual Annual Meeting, will be able to vote at the virtual Annual Meeting using the online meeting website below. Such stockholders will have the opportunity to submit questions electronically during the meeting.

Stockholders as of the Record Date who wish to participate in the virtual Annual Meeting may attend by visiting the web portal located at www.virtualshareholdermeeting.com/HGIT2020 and entering the 16-digit control number found on their proxy card or voting instruction form previously sent. Technical assistance will be available for stockholders encountering any difficulties accessing the virtual Annual Meeting. The technical support contact information will appear on the meeting website prior to the start of the Annual Meeting.

Your vote is important. Whether or not stockholders plan to participate in the virtual-only annual meeting, Hines Global urges stockholders to authorize a proxy to vote in advance of the meeting by one of the methods described in the proxy materials.

About Hines Global

Hines Global is a public, non-listed real estate investment trust sponsored by Hines. It commenced operations in 2014 and invests in commercial real estate investments located in the United States and internationally. For additional information about Hines Global, visit www.hinesglobalincometrust.com.

About Hines

Hines is a privately owned global real estate investment firm founded in 1957 with a presence in 225 cities in 25 countries. Hines has approximately $144.1 billion of assets under management, including $75.5 billion for which Hines serves as investment manager, including non-real estate assets, and $68.6 billion for which Hines provides third-party property-level services. The firm has 165 developments currently underway around the world. Historically, Hines has developed, redeveloped or acquired 1,426 properties, totaling over 472 million square feet.

The firm’s current property and asset management portfolio includes 576 properties, representing over 246 million square feet. With extensive experience in investments across the risk spectrum and all property types, and a pioneering commitment to sustainability, Hines is one of the largest and most-respected real estate organizations in the world. Visit www.hines.com for more information.

Visit www.hines.com for more information.

For further information please contact:

George Lancaster
+1-713-966-7676
George.lancaster@hines.com